                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                                    [ARTHUR ANDERSEN LETTERHEAD]

As independent public accountants, we hereby consent to the incorporation by reference in this S-3 registration statement of our report dated January 16, 2001 (except for the last paragraph in Note 2 and Note 13 as to which the dates are March 23, 2001 and March 9, 2001, respectively) included in the i2 Technologies, Inc. Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP


Dallas, Texas
July 11, 2001